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MAXWELL SHOE COMPANY INC.

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NEWS RELEASE

FOR IMMEDIATE RELEASE

MAXWELL SHOE COMPANY URGES STOCKHOLDERS TO PROTECT THEIR INVESTMENT

AND REJECT JONES’S CONSENT SOLICITATION

HYDE PARK, Mass. – June 13, 2004 – Maxwell Shoe Company Inc. (NASDAQ: MAXS) said today that it believes Institutional Shareholder Services, Inc. (ISS) reached the wrong conclusions in its June 11, 2004 recommendation regarding Jones Apparel Group, Inc.’s (NYSE: JNY) consent solicitation. Maxwell Shoe Company reiterated its recommendation that stockholders disregard Jones’s gold consent cards and sign, date and return Maxwell Shoe Company’s BLUE consent revocation cards today.

Mark Cocozza, Maxwell Shoe Company’s Chairman and Chief Executive Officer, said, “The ISS report lost sight of the real issue – creating value for Maxwell Shoe Company stockholders. We believe that Jones’s consent solicitation is simply a tactic to acquire Maxwell Shoe Company at the lowest possible price. Accordingly, we believe stockholder value is at risk if ISS’s recommendation is followed.

“Maxwell Shoe Company’s Board is comprised of a majority of independent directors, and their only commitment is provide our stockholders with the value they deserve. Maxwell Shoe Company has a track record of delivering on its promises and we expect fiscal 2004 to be yet another record-breaking year. We are focused on enhancing value for our stockholders and are taking all appropriate steps to realize this goal,” continued Mr. Cocozza.

“In addition to the continued execution of our business strategy, our representatives are currently in discussions with Jones’s representatives to explore whether Jones is prepared to increase its revised offer to a level that fully reflects the value of Maxwell Shoe Company. If we are unable to reach agreement with Jones on price, we will continue enhancing stockholder value through all appropriate means, which could potentially include stock repurchases or an extraordinary dividend. If Jones’s nominees are elected, however, there is no assurance that Maxwell Shoe Company stockholders will receive full value for their investment.”

“While we disagree with ISS’s recommendation, the Company is pleased that ISS recognized that: ‘Maxwell continues to present a strong negotiating position and seems committed to maximizing the potential offer level.’ We urge stockholders to reject Jones’s consent solicitation so that the Board can continue with it efforts to enhance value,” concluded Mr. Cocozza.

Maxwell Shoe Company stockholders who have questions or need assistance in revoking their consents, may call Mackenzie Partners, Inc., the firm assisting Maxwell Shoe Company in the consent revocation, toll-free at (800) 322-2885 or collect at (212) 929-5500.

NOTE: Permission to use quotations from ISS report neither sought nor obtained.

Important Additional Information

Maxwell Shoe Company Inc. (“Maxwell Shoe Company”) filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with the Securities and Exchange Commission (“SEC”) on March 29, 2004, regarding Jones Apparel Group Inc.’s and MSC Acquisition Corp.’s (together, “Jones”) unsolicited tender offer for all the outstanding shares of Class A Common Stock of Maxwell Shoe Company (the “Offer”). Maxwell Shoe Company stockholders should read the Schedule 14D-9 (including any amendments or supplements thereto) because these documents contain important information relating to the Offer and the related consent solicitation.

On April 21, 2004, Jones filed a definitive consent solicitation statement with the SEC relating to Jones’s proposed solicitation of consents of Maxwell Shoe Company stockholders to, among other things, remove all of Maxwell Shoe Company’s current directors and replace them with Jones’s nominees. In response, on April 23, 2004, Maxwell Shoe Company filed a definitive consent revocation statement on Form DEFC14A (the “Definitive Consent Revocation Statement”) with the SEC to counter Jones’s consent solicitation. Maxwell Shoe Company stockholders should read the Definitive Consent Revocation Statement (including any amendments or supplements thereto) because it contains additional information important to the stockholders’ interests in the Offer and the related consent solicitation.

The Schedule 14D-9, the Definitive Consent Revocation Statement and other public filings made by Maxwell Shoe Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Maxwell Shoe Company also will provide a copy of these materials free of charge at its website at www.maxwellshoe.com.

About Maxwell Shoe Company

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company’s brands include AK ANNE KLEIN®, DOCKERS® FOOTWEAR FOR WOMEN, J.G. HOOK, JOAN AND DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

Forward-Looking Statements

Statements made in this press release indicating Maxwell Shoe Company’s, the Board of Directors’ or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements are only predictions and may differ materially from actual future events or results. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Maxwell Shoe Company’s actual results to differ materially from those projected in such forward-looking statements. Such risks, assumptions and uncertainties include, but are not limited to: changing consumer preference; inability to successfully design, develop or market its footwear brands; the inability to successfully re-introduce the Joan & David brand into the market; competition from other footwear manufacturers or retailers; loss of key employees; general economic conditions and adverse factors impacting the retail footwear industry; the inability by Maxwell Shoe Company to source its products due to political or economic factors; potential disruption in supply chain or customer purchasing habits due to health concerns relating to severe acute respiratory syndrome or other related illnesses; and the imposition of trade or duty restrictions or work stoppages of transportation or other workers who handle or manufacture Maxwell Shoe Company’s goods. Additional risks, assumptions and uncertainties associated with Jones’s pending tender offer include: the risk that Maxwell Shoe Company’s customers may delay or refrain from purchasing Maxwell Shoe Company products due to uncertainties about Maxwell Shoe Company’s future; the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with Maxwell Shoe Company; the risk that stockholder litigation commenced in connection with Jones’s offer might result in significant costs of defense, indemnification and liability; the risk that the Board of Directors’ analysis and the basis of their recommendation to the stockholders ultimately may prove to be inaccurate; the risk that negotiations between Maxwell Shoe Company and Jones may not lead to an agreement or a transaction; and other risks discussed in documents filed by Maxwell Shoe Company with the SEC. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. Maxwell Shoe Company is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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Company Contact:	Richard J. Bakos Chief Financial Officer Maxwell Shoe Company (617) 333-4007
Investors:	Lex Flesher MacKenzie Partners, Inc. (212) 929-5397
Allison Malkin Integrated Corporate Relations (203) 222-9013

Media:	Dan Katcher Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449